Exhibit 1
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                     SECOND AMENDMENT TO THE
                      AMENDED AND RESTATED
                        RIGHTS AGREEMENT

THIS SECOND AMENDMENT, dated as of January 6, 1999 (the "SECOND AMENDMENT") between National Service Industries, Inc., a Delaware corporation (the "COMPANY"), and First Chicago Trust Company of New York ("FIRST CHICAGO") to the AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of December 17, 1997, as amended by the First Amendment, dated April 30, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "RIGHTS AGREEMENT"), between the Company and First Chicago, as Rights Agent.

     WHEREAS, the Company desires to amend the Rights Agreement to modify the terms of the Rights Agreement governing the redemption of the Rights and the amendment or supplement of the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS AND SECTION REFERENCES.
            -----------------------------------

     1.1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings assigned to them in the Rights Agreement.

     1.2. SECTION REFERENCES. Unless otherwise indicated, all section and subsection references are to the Rights
Agreement.

SECTION 2.  AMENDMENTS.
            -----------

     2.1. REDEMPTION AND TERMINATION.  Section 24 of the Rights
Agreement is hereby amended by

          (a)  deleting the phrase "Subject to Section
               24(a)(iii)" from the first sentence of subsection
               (a)(i) of Section 24;

          (b)  deleting the phrase "Subject to Section
               24(a)(iii)" from the first sentence of subsection
               (a)(ii) of Section 24; and

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          (c)  deleting subsection (a)(iii) of Section 24 in its
               entirety.

     2.2. SUPPLEMENTS AND AMENDMENTS.  Section 28 of the Rights
Agreement is hereby amended by deleting in its entirety the last sentence thereof.

     2.3. EXHIBIT B AMENDMENT. Exhibit B ("Form of Rights Certificate") to the Rights Agreement is hereby amended by replacing in the first paragraph thereof the words "Wachovia Bank, N.A. (the "Rights Agent")" with the words "First Chicago Trust Company of New York (the "Rights Agent")."

     2.4. EXHIBITS C AMENDMENTS.  Exhibit C (the "Summary of
Rights") to the Rights Agreement is hereby amended:

          (a) by replacing in the third sentence thereof the words "Wachovia Bank, N.A." with the words "First Chicago Trust Company of New York";

          (b) by deleting from the second paragraph thereof the words contained in the parenthetical immediately following the term Transaction and substituting therefor the words "(as defined in the Rights Agreement)";

          (c) by inserting the following phrase at the end of the seventh paragraph thereof "(as defined in the Rights Agreement)";

          (d)  by deleting in its entirety the twelfth paragraph thereof;
               and

          (e) by inserting in the first sentence of the final paragraph thereof the phrase "and on December 17, 1997" immediately following the phrase "as subsequently amended on May 17, 1988."

SECTION 3.  MISCELLANEOUS.
            --------------

     3.1. CONTINUING EFFECT. Except as expressly amended hereby, all of the terms and provisions of the Rights Agreement are and shall remain in full force and effect.

     3.2. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

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     3.3. COUNTERPARTS.  This Amendment may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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      IN  WITNESS  WHEREOF, the parties hereto have  caused  this
SECOND AMENDMENT to be duly executed, all as of the date and year first above written.


                              NATIONAL SERVICE INDUSTRIES, INC.

                                   /s/  James S. Balloun
                              By:  _____________________________
                                   Name: James S. Balloun
                                   Title: Chairman, President and Chief
                                            Executive Officer

                              FIRST CHICAGO TRUST COMPANY
                                OF NEW YORK

                                   /s/  JoAnne Gorostiola
                              By:  _____________________________
                                   Name: JoAnne Gorostiola
                                   Title: Assistant Vice President

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